EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated March 13, 2007 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Series 652 (Enhanced Sector Strategy, Basic Materials Portfolio 2007-1, Enhanced Sector Strategy, Consumer Goods and Services Portfolio 2007-1, Enhanced Sector Strategy, Energy Portfolio 2007-1, Enhanced Sector Strategy, Financials Portfolio 2007-1, Enhanced Sector Strategy, Health Care Portfolio 2007-1, Enhanced Sector Strategy, Technology Portfolio 2007-1, Enhanced Sector Strategy, Utilities Portfolio 2007-1, The Dow Jones Total Market Portfolio, Enhanced Sector Strategy and Enhanced Sector Strategy, Sector Rotation Portfolio 2007-1) as of March 13, 2007 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."



                                                              Grant Thornton LLP

New York, New York
March 13, 2007